EXHIBIT 10.3

DEPARTMENT OF THE TREASURY

WASHINGTON, D.C. 20220

June 27, 2012

Charles E. Christmas

Senior Vice President, Chief

Financial Officer and Treasurer

Mercantile Bank Corporation

310 Leonard St. NW

Grand Rapids, MI 49504

Dear Mr. Christmas:

The United States Department of the Treasury (“Treasury”) is in receipt of your letter, dated June 25, 2012, notifying us of your intention to repurchase the Mercantile Bank Corporation warrant currently held by Treasury and describing your determination of the Fair Market Value of the warrant.

Treasury hereby confirms our agreement of $7,465,100 as the Fair Market Value for the warrant and accepts your offer to repurchase the warrant at that price. Settlement for the repurchase of the warrant will take place following completion of appropriate documentation and agreement on logistics by your and Treasury’s representatives.

Regards,

/s/ Michael Harris
Michael Harris
United States Department of the Treasury
Director of Equity Asset Management, Capital Purchase Program